Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Bruce W. Duncan, the Chairman of the Board and Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that (i) the accompanying Form 10-Q of Starwood for the quarter ended June 30, 2007 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/  Bruce W. Duncan
Bruce W. Duncan
Chairman of the Board and Chief Executive Officer
Starwood Hotels & Resorts Worldwide, Inc.

August 3, 2007